UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2008

ROKWADER, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-125314	73-1731755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23950 Craftsman Road, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(818) 224-3675

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 10, 2008, Rokwader, Inc. (the “Company”) closed the minimum offering of its initial registered public offering of its common stock pursuant to the Company’s registration statement on Form S-1 (File No. 333-147922) that the Securities and Exchange Commission declared effective on May 13, 2008 (the “Registration Statement”). The Company offered and sold registered shares of the Company’s common stock, at a price of $.75 per share and deposited all of such proceeds into an escrow account until minimum proceeds of $225,000 were achieved. Thereupon the proceeds were released from the escrow account and deposited into the Company’s bank account. The offering is being conducted by the Company’s management without the use of an underwriter or securities dealer and the Company has not paid and will not pay commissions in connection with the sale of the shares.

In accordance with the Registration Statement the offering will continue, without an escrow, until a total of $525,000 is raised, or August 13, 2008, whichever is earlier, or unless extended for anther 90 days or sooner terminated at the discretion of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKWADER, INC.

Date: July 14,2008	/s/ Yale Farar
Yale Farar, President (Principal Executive Officer)

Date: July 14, 2008	/s/ Mitchell W. Turk
Mitchell W. Turk, Chief Financial Officer (Principal Financial and Accounting Officer)

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